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                                                                    EXHIBIT 3.55

                            ARTICLES OF INCORPORATION
                                       OF
                         COVE MANAGEMENT SERVICES, INC.


                                        I


         The name of this corporation is COVE MANAGEMENT SERVICES, INC.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
                                       III

         The name and address in the State of California of this corporation's initial agent for service of process is

         James T. Pearce
         74215 Highway 11
         Palm Desert, California 92261

                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

         Dated:  April 19, 1983.
                                             /s/ Francis E. Quinlan
                                             ----------------------
                                             FRANCIS E. QUINLAN, Incorporator

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                             s/ Francis E. Quinlan
                                             ---------------------